UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 28, 2006

Regal Entertainment Group

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (865) 922-1123

N/A

 (Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

                Regal Entertainment Group management will present at the 2006 Bank of America Media, Telecom & Entertainment Conference at The New York Palace Hotel at 10:30 AM Eastern Time on Wednesday, March 29, 2006.

                Presenting on behalf of Regal Entertainment Group will be Mike Campbell, CEO of Regal Entertainment Group and Amy Miles, Chief Financial Officer of Regal Entertainment Group.  Mr. Campbell and Ms. Miles will provide an overview of Regal, comment on several industry topics and trends and answer questions from the audience at the conference.

                The audio Webcast and a reconciliation of non-GAAP financial measures used in the presentation will be available on the Company’s Web site at www.REGmovies.com or can be accessed directly at the following Web addresses:   http://www.veracast.com/webcasts/bas/media06/id02104207.cfm

Limitation of Incorporation by Reference

In accordance with General Instruction B.2. of Form 8-K, the information in this report is furnished pursuant to Item 7.01. and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: March 28, 2006	By:	/s/ AMY E. MILES
	Name:	Amy E. Miles
	Title:	Executive Vice President, Chief Financial Officer and Treasurer